Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is entered into by and between B2Digital, INC., a Delaware Corporation trading on the OTC at: BTDG, with offices at 4522 West Village Dr., Tampa, Florida 33624, and Spartan Fitness LLC, an Alabama LIMITED LIABILITY COMPANY (the “SFL”) and Chris Conolley or (CC1) with offices at 179 State Farm Pky. Birmingham, Alabama 35209 .

A.	BTDG and SFL and CC1 hereby agree to cancel all items in their entirety of the following Agreements as of the June 30, 11:59:00 am, 2022.

i. Exhibit A Business Purchase Agreement

ii. Exhibit B Management Service Agreement

B.	BTDG, SFL and CC1 agree to the following

1. CC1 to Keep BTDG Stock owned by CC1

2. CC1 to Keep BTDG Paid cash Payments Paid to CC1 by BTDG

3. Any past or MSA Labor fees due herein are hereby eliminated from being paid or due to CC1 by BTDG

4. No monies are due BTDG, SFL and CC1 on the execution of this agreement,

C.	The parties hereby agree to not file any legal proceeding of any kind for any reason against each other.

D.	This Agreement will be governed by the laws of the State of Florida without reference to its choice of law rules. Exclusive jurisdiction over and venue of any suit arising out of or relating to this Agreement will be in the state of Florida. This Agreement may be executed by facsimile and in counterpart copies.

E.	It is specifically understood by SFL and CC1 that they have and will be receiving confidential information on a public entity that is confidential insider information and is not to be shared with any person or entity for any reason except as per the terms and conditions of this agreement without the expressed permission in writing from BTDG.

F.	It is specifically understood and agreed to by the parties that they will be receiving confidential information on, about and from Mr. Greg P. Bell and that The parties specifically agrees not to repeat, discuss, elude to, or pass on any information verbally or in writing for any reason about any information that is received about Mr. Greg P. Bell to anyone for any reason without receiving the expressed permission in writing from Mr. Greg P. Bell or any of his legal representation team.

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IN WITNESS WHEREOF, each of the undersigned hereby agree to the terms and conditions of this Agreement duly executed and agreed to as of the date first written above.

BTDG:

B2Digital, INC.

By: /s/ Greg P. Bell

Greg P. Bell

Chairman and CEO

Date: 8.2.2022

SFL:

Spartan Fitness LLC

By: /s/ Chris Conolley

Name: Chris Conolley

Title: Managing Member

Date: 08/02/22

CC1:

By: /s/ Chris Conolley

Name: Chris Conolley

Date: 08/02/22

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